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                                                                      EXHIBIT 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of the AllianceBernstein Ovation Variable Annuity on Form N-4 for Variable Annuity Account Nine of AIG SunAmerica Life Assurance Company, of our report dated April 15, 2005, relating to the consolidated financial statements of AIG SunAmerica Life Assurance Company at December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004. We also consent to the incorporation by reference of our report dated March 31, 2005, relating to the financial statements of Variable Annuity Account Nine at December 31, 2004, and for each of the two years in the period ended December 31, 2004, in such Registration Statement. We also consent to the incorporation by reference of our report dated May 27, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2004, in such Registration Statement. We also consent to the use of our report dated October 17, 2005, relating to the statutory financial statements of American Home Assurance Company as of and for the year ended December 31, 2004, in such Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Los Angeles, California
October 20, 2005